EXHIBIT 10.1

VISTEON CORPORATION

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made and entered into on June 12, 2014, by and between Visteon Corporation, a Delaware corporation (the “Company”) and Timothy D. Leuliette (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee entered into an Employment Agreement on September 30, 2012 (the “Agreement”); and

WHEREAS, the Company and the Employee now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follow:

1. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

2. The first three sentences of Section 2 of the Agreement (Employment Term) are hereby amended and restated to read as follows:

“The Company agrees to employ the Employee pursuant to the terms of this Agreement, and the Employee agrees to be so employed, for a term commencing on the Effective Date and extending through December 31, 2017 (the “Term”). Notwithstanding the forgoing, the Employee’s employment hereunder may be earlier terminated in accordance with Section 7 hereof, subject to Section 8 hereof. If the Term is not earlier terminated in accordance with Section 7 hereof, it will automatically terminate on December 31, 2017 without further action by the Company or the Employee unless they have, before that date, mutually agreed to an extension of the Term.”

3. Section 3 of the Agreement (Base Salary) is hereby amended by adding the following sentence to the end thereof:

“Effective as of January 1, 2016, the Company will increase the base salary in effect as of such date by an annual rate of $30,000.”

4. The first sentence of Section 4 of the Agreement (Annual Incentive Opportunity) is hereby amended and restated to read as follows:

“During the Employment Term, the Employee shall have an annual incentive opportunity, under the Company’s annual incentive plan in effect from time to time for its senior officers, based on a target incentive opportunity of at least 125% of the Employee’s Base Salary, subject to the attainment of one or more pre-established performance goals established by the Board (or a committee thereof) in its sole discretion.”

5. Section 5 of the Agreement (Initial Equity Grant and Sign-on Payment) is hereby amended by adding new paragraph (c) as follows:

“(c) The Employee shall be eligible to receive long-term incentive awards under the Company’s long-term incentive program to be granted in each of 2016 and 2017, based on a target incentive opportunity of at least $5 million. Such long-term incentive awards are to be comprised of 50% performance stock units, 25% time-based restricted stock units (together, the “LTI Units”) and 25% stock options (which shall expire on December 31, 2020) (the “LTI Options”). Notwithstanding anything to the contrary, so long as the Employee’s employment shall have continued through December 31, 2017, upon the Employee’s termination from the Company other than for Cause (i) the LTI Units shall continue to vest in accordance with their terms and (ii) the LTI Options shall continue to vest and be exercisable in accordance with their terms.”

6. The last sentence of Section 6(b) of the Agreement (Perquisites) is hereby amended and restated to read as follows:

“In addition, during the Employment Term, the Employee shall participate in the Company’s Executive Perquisite Program up to a maximum of $60,000 per calendar year (the “Perquisite Payment”), in accordance with the terms and conditions of such program as in effect from time to time; provided, however, that the Employee shall no longer receive Perquisite Payments after December 31, 2015.”

7. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

By:	/s/ Peter M. Ziparo
Its:	Vice President & General Counsel

EMPLOYEE

/s/ Timothy D. Leuliette
TIMOTHY D. LEULIETTE